Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-41562 on Form N-1A of our report dated October 17, 2003 relating to the financial statements of Banknorth Funds (including Banknorth Large Cap Core Fund, Banknorth Small/Mid Cap Core Fund, Banknorth Intermediate Bond Fund and Banknorth Vermont Municipal Bond Fund) for the year ended August 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




Boston, Massachusetts
November 25, 2003